UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2015

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900 San Francisco, California	94105
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 788-0100

_______________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 6, 2015 CAI International, Inc. (the “Company”) adopted a pre-arranged stock trading plan for the purpose of repurchasing up to 1 million shares of the Company’s common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions (the “10b5-1 Plan”). This plan has been established in accordance with, and as a part of, the Company’s current share repurchase program authorized by the Board of Directors and announced by press release dated July 28, 2015. The 10b5-1 Plan will cover the repurchase of shares of the Company’s common stock commencing no earlier than August 6, 2015 and expiring no later than October 31, 2015. Repurchases are subject to SEC regulations as well as certain price, market volume and timing requirements specified in the 10b5-1 Plan. There can be no assurance as to the number of shares of the Company’s common stock, if any, that will be repurchased under the 10b5-1 Plan, or the specific pricing thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI International, Inc.
(Registrant)

August 6, 2015	/s/ Timothy B. Page
(Date)	Timothy B. Page Chief Financial Officer